Exhibit 5.1

Attorneys at Law

August 11, 2020

LiveXLive Media, Inc.
9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

Re:	LiveXLive Media, Inc.’s Registration Statement on Form S-3 (File No. 333-228909)

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated August 5, 2020, to a Prospectus dated February 7, 2019 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3 (Registration No. 333-228909) (the “Registration Statement”), filed by LiveXLive Media Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on February 7, 2019, with respect to 95,436 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Shares are being offered and issued to MBRG Investors, LLC (“MBRG”), as designee of Mani Brothers 9200 Sunset (DE), LLC (“MB”), at a per share price of $4.14, pursuant to that certain Occupancy Agreement, dated August 5, 2020, between the Company and MB (the “Agreement”) to satisfy the Company’s payment obligation in the amount of $395,104.72 owed to MB. The Agreement is filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Certificate of Incorporation of the Company, as amended through the date hereof; (ii) the Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement, together with the exhibits thereto filed with the Commission; (v) the Prospectus and Prospectus Supplement; (vi) such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and (vii) the Agreement and the transactions contemplated thereby. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is expressed as of the date hereof unless otherwise expressly stated and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares have been authorized for issuance and, when the Shares are issued and paid for in accordance with the Agreement and the Prospectus and Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Foley Shechter Ablovatskiy LLP